EXHIBIT 32
WALTER INVESTMENT MANAGEMENT CORP. AND SUBSIDIARIES
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
Mark J. O’Brien, Chief Executive Officer, and Kimberly Perez, Chief Financial Officer, of Walter Investment Management Corp. (the “Company”), certify to each such officer’s knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:
1.	The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m), as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2009	By:	/s/ Mark J. O’Brien
Mark J. O’Brien
Chief Executive Officer

Date: May 15, 2009	By:	/s/ Kimberly Perez
Kimberly Perez
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.